EXHIBIT 23.1

Deloitte & Touche LLP
700 Bridgewater Place
333 Bridge Street, N.W.
Grand Rapids, Michigan 49504-5359

Tel: (616) 336-7900
Fax:  (616) 336-7950
www.us.deloitte.com

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Spartan Stores, Inc. on Form S-8 of our report dated June 14, 2000, appearing in the Annual Report on Form 10-K of Spartan Stores, Inc. for the year ended March 25, 2000 which is part of this Registration Statement.

/s/DELOITTE & TOUCHE LLP

November 6, 2000